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                                                                     EXHIBIT 4-8





                              CERTIFICATE OF TRUST

                         OF PECO ENERGY CAPITAL TRUST I


                 THIS Certificate of Trust of PECO Energy Capital Trust I (the "Trust"), dated as of October 20, 1995, is being duly executed and filed by PNC Bank, Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.)

                 1. Name. The name of the business trust formed hereby is PECO Energy Capital Trust I.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, New Castle County, Delaware 19801.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                        PNC Bank, Delaware, not in its
                                        individual capacity, but
                                        solely as trustee


                                        By:  /s/  MICHAEL B. MCCARTHY
                                            --------------------------
                                                Name: Michael B. McCarthy
                                                Title: Vice President